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                                                                   Exhibit 10.10

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

             AGREEMENT made as of the 1ST day of SEPTEMBER, 1992 by Ivy Fund (the "Trust") and Mackenzie Investment Management Inc. ("MIMI")

             WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

             WHEREAS, the Trust desires certain administrative services of MIMI with respect to such Funds as shall be designated in supplements to this Agreement as further agreed between the Trust and MIMI; and

             WHEREAS, MIMI has developed the capability to provide certain of the administrative services required by the Funds.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

             1. APPOINTMENT. The Trust hereby appoints MIMI to provide the administrative services specified in this Agreement with regard to such Funds as shall be designated in supplements to this Agreement, and MIMI hereby accepts such appointment.

             2. ADMINISTRATIVE SERVICES.

                   (a) MIMI shall at its expense provide such of the following administrative services as are required by the Funds:

                          (i)          maintaining the registration or
                                       qualification of the Funds and their
                                       shares under state "Blue Sky" or
                                       securities laws and regulations, provided that the Funds shall pay all related filing fees and registration or qualification fees;

                          (ii) assisting the Funds and third party solicitors (if any) in connection with soliciting and gathering shareholder proxies;

                          (iii) preparing the Funds' U.S. Federal, state and local income tax returns, provided that the Funds shall pay all charges for services and expenses of the Funds' independent accountants in reviewing such returns;

                          (iv) preparing the financial information for the Funds' prospectuses, statements of additional information and periodic reports to shareholders, provided that the Funds shall

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                                       pay all charges for services and expenses
                                       of the Funds' independent accountants;


                          (v) preparing the semi-annual report on Form NSAR or on such other substitute form as the Securities and Exchange Commission (the "SEC") from time to time may prescribe under Section 30(b) of the Investment Company Act of 1940, as amended (the "1940 Act");

                          (vi) assisting the Funds' legal counsel with the preparation and filing with the SEC of the Funds' registration statement (including prospectuses and statements of additional information), and any amendments or supplements that may be made from time to time, and with the preparation and filing with the SEC of notices and proxy materials for meetings of shareholders;

                          (vii) assisting in the printing of the Funds' prospectuses, periodic reports to shareholders and proxy materials; and

                          (viii) providing executive, clerical and secretarial personnel competent to carry out the above responsibilities.

                   (b) MIMI shall provide such other services required by the Funds as the parties from time to time may agree in writing are appropriate to be provided under this Agreement. In the event that MIMI provides any services to the Funds or pays or assumes any expenses of the Funds, which MIMI is not obligated to provide, pay or assume under this Agreement, MIMI shall not be obligated hereby to provide the same or any similar service to the Funds or to pay or assume the same or any similar expenses of the Funds in the future; provided, that nothing herein contained shall be deemed to relieve MIMI of any obligations to the Funds under any separate agreement or arrangement between the parties.

                3. STANDARD OF CARE. MIMI shall give the Funds the benefit of MIMI's best judgment and efforts in rendering the Funds administrative services pursuant to paragraph 2 of this Agreement. As an inducement to MIMI's undertaking to render these services, the Funds agree that MIMI shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect MIMI against any liability to the Funds or their

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shareholders to which MIMI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of MIMI's duties under this Agreement or by reason of MIMI's reckless disregard of its obligations and duties hereunder.

             4. FEES. In consideration of the services to be rendered by MIMI pursuant to paragraph 2 of this Agreement, each Fund shall pay MIMI a monthly fee on the first business day of each month, based on the average daily value (as determined on each business day at the time set forth in the currently effective prospectus and statement of additional information (the "Prospectus") of the Fund for determining net asset value per share) of the net assets of the Fund during the preceding month at the annual rates set forth in a Supplement to this Agreement with respect to each Fund. If the fees payable to MIMI pursuant to this paragraph 4 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of a Fund shall be computed in the manner specified in the Fund's Prospectus for the computation of net asset value. For purposes of this Agreement, a "business day" is any day on which the New York Stock Exchange is open for trading.

             5. RECORDS. All records required to be maintained and preserved by the Funds pursuant to the provisions or rules or regulations of the SEC under
Section 31(a) of the 1940 Act and maintained and preserved by MIMI on behalf of the Funds, including any such records maintained by MIMI in connection with the performance of its obligations hereunder, are the property of the Funds and shall be surrendered by MIMI promptly on request by the Funds; pROVIDED, that MIMI at its own expense may make and retain copies of any such records.

             6. SOFTWARE AND RELATED MATERIALS. All computer programs, written procedures, and similar items developed or acquired and used by MIMI in performing its obligations under this Agreement shall be the property of MIMI, and the Funds will not acquire any ownership interest therein or property rights with respect thereto.

             7. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of MIMI or any affiliated person of MIMI to render services of the types contemplated hereby to other



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persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

             8. TERM. The term of this Agreement shall begin as of the date specified above and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from that date. Thereafter, this Agreement shall continue in effect with respect to a Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, that such continuance with respect to that Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's trustees who are not interested persons of MIMI or the Trust (the "Independent Trustees"). MIMI shall furnish to the Funds, promptly upon their request, such information (including MIMI's costs of delivering the services provided to the Funds hereunder) as may reasonably be necessary to enable the Trust's Board of Trustees to evaluate the terms of this Agreement or any extension, renewal or amendment hereof. MIMI shall permit the Funds and their accountants, counsel or other representatives to review its books and records relating to the services provided hereunder at reasonable intervals during normal business hours upon reasonable notice requesting such review.

             9. ASSIGNMENT. This Agreement may not be assigned by MIMI, and MIMI may not assign or transfer any interest hereunder, voluntarily, by operation of law or otherwise, without the prior written consent of the Funds. Any consent by the Funds to any assignment hereof or assignment or transfer of any interest hereunder by MIMI shall not be effective unless and until authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

             10. TERMINATION OF AGREEMENT. This Agreement may be terminated with respect to a Fund, without the payment of any penalty, by MIMI upon at least sixty (60) days' prior written notice to that Fund, or by the Fund upon at least sixty (60) days' prior written notice to MIMI; PROVIDED, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. This Agreement shall automatically and immediately terminate in the event of its assignment by MIMI, or MIMI's assignment or transfer of any interest hereunder, without the prior written consent of the Funds as provided in paragraph 9 hereof.



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             11. INTERPRETATION AND DEFINITION OF TERMS Any question or interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any. Specifically, the terms "interested persons," "assignment" and "affiliated person," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act.

             12.  MISCELLANEOUS.

                   (a) This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

                   (b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                   (c) The Trust's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                       IVY FUND

                                       By:
                                          --------------------------------------
                                          TITLE:PRESIDENT



                                       MACKENZIE INVESTMENT MANAGEMENT INC.



                                       By:
                                          --------------------------------------
                                          TITLE: PRESIDENT







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